UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

3985 Sorrento Valley Blvd., Suite C

San Diego, California 92121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on March 11, 2022, Metacrine, Inc. (the “Company”) entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises with ARE-SD Region No. 30, LLC (“Landlord”) for certain premises located at 3985 Sorrento Valley Boulevard, San Diego, California 92121 (the “Lease Termination Agreement”), pursuant to which the Lease Agreement, dated as of June 16, 2017, by and between the Company and Landlord (as the same may have been amended, the “Lease”) would terminate on the later of (i) March 31, 2022 and (ii) the date that Landlord notifies the Company that it has executed a lease agreement with a third party for the premises.

On March 31, 2022, the Lease terminated and, in accordance with the Lease Termination Agreement, the Company surrendered certain items of personal property and allowed ownership of such personal property to transfer to Landlord and to a third party.

In connection with the termination of the Lease, the Company transitioned to a fully remote work environment, and since March 31, 2022 has only maintained virtual office space at 4225 Executive Square, Suite 600, San Diego, California 92037, which will serve as the Company’s principal executive offices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: April 6, 2022	By:	/s/ Michael York
Michael York
Chief Business Officer

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